                                                                    EXHIBIT 10.1


THIS SUBSCRIPTION AGREEMENT AND THE DEBENTURES SOLD HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, BUT AS AN EXEMPTION FROM THE REQUIREMENTS OF SAID ACT. NEITHER SUCH DEBENTURES NOR
ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED
OF IN THE UNITED STATES OR TO A "U.S. PERSON" AS DEFINED IN REGULATION S PROMULGATED UNDER SUCH ACT ("REGULATION S") EXCEPT IN COMPLIANCE WITH REGULATION S.

                            SUBSCRIPTION AGREEMENT
                            ----------------------


Mr. Richard L. Jackson
Chairman, CEO & President
Allegiant Physician Services
500 Northridge Road, Suite 500
Atlanta, Georgia 30350


Gentlemen:

THIS OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT (this "Agreement") is executed in reliance upon the transactional exemption afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act").

THIS AGREEMENT has been executed by the undersigned in connection with the private placement of Subordinated Convertible Debentures (hereinafter referred to as the "Debentures") of Allegiant Physician Services, Inc., a corporation under the laws of the state of Delaware, U.S.A., NASDAQ symbol "ALPS" (hereinafter referred to as the "Seller" or the "Company"). The Debentures being sold pursuant to this Agreement have not been registered under the 1933 act and may not be offered or sold in the United States or to U.S. persons, other than distributors, (as such terms are defined in Regulation
S), unless the Debentures are registered under the 1933 act, or an exemption from the registration requirement of the 1933 Act is available. The terms on which the Debentures may be converted into Common Stock (such Common stock underlying the Debentures being referred to herein as "Shares") and the other terms of the Debenture are set forth therein. This Subscription and, if accepted by the Company, the offer and sale of Debentures and the Shares (collectively the "Securities"), are being made in reliance upon the provision of Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Act").

The undersigned, Hull Overseas, Ltd. (hereinafter referred to as Buyer or "Purchaser") in order to induce the Company to enter into the transaction contemplated hereby and acknowledging that the Company will rely thereon represents, warrants and agrees as follows:

     1. Subject to the terms and conditions set forth in this Agreement, the undersigned hereby subscribes for $300,000 in principal amount of 8% Subordinated Convertible Debentures and pays herewith funds in the amount of 300,000 Dollars ($300,000 U.S.) (Sales of Debentures are made only in $100,000 increments)

Upon execution of this Subscription Agreement by the Company, Purchaser will wire transfer available funds in U.S. dollars payable to the Company Via escrow account as follows:

The Debentures shall be delivered to the Purchaser c/o Christian M. Van Pelt, P.C., as escrow agent, on a delivery versus payment basis and funds shall be wired by Purchaser as follows:

     The Bank of New York
     National Community Division
     Parsippany, New Jersey 07054
     ABA No. 021-000-18

     For the Benefit of:
     Christian M. Van Pelt, P.C.
     Attorney Trust Account
     Account No. 610-1824886


     2.  Representation and Warranties:  The purchaser hereby acknowledges,
         -----------------------------
represents and warrants to and agrees with the Company as follows:

         (a) The Purchaser has been furnished with the Company's press releases, current Annual Report on Form 10-K for year ended December 31, 1994 and Quarterly Reports on Form 10-Q March 31, 1995, respectively (the "Disclosure Document"). The purchaser acknowledges that the Company will, upon written request made by the Purchaser, provide without charge, copies of all documents identified in the Disclosure Document.

         (b) The purchaser represents and warrants that it is not a U.S. person (as defined in Rule 902(o) of Regulation S.

         (c) The purchaser acknowledges that the offer and sale of the Debentures is not taking place within the United States, but rather in an offshore transaction. "United States" means the United States of America, its territories and possessions, and any state of the United States, and the District of Columbia. No "direct selling efforts" (as defined in Regulation S) may be made in the United States by the Company, and distributor of the Debentures, any of their affiliates or any person acting on behalf of any of the foregoing.

         (d) The Purchaser acknowledges its understanding that the offer and sale of the Debentures is intended to be exempt from registration under the 1933 Act by virtue of Regulation S.

         (e) The Purchaser acknowledges that the Securities have not been registered under the 1933 Act and, therefore, cannot be offered or sold in the United States or to U.S. persons for a period of a minimum of 40 days from the sale of Debentures, unless the Debentures are registered under the 1933 Act, or an exemption from the registration requirements of the Act is available.

         (f) The Purchaser acknowledges that this Agreement and any certificate representing the Debentures or Debenture issued under this Agreement shall bear the restrictive legend set forth in Paragraph 3(c) of this Agreement. The Purchaser further acknowledges that the Company will effect a conveyance only in accordance with Regulation S.

         (g) All offers and sales of these Securities prior to the expiration of 40 days from the later of the date when these Debentures were first offered to persons other than distributors or the date of closing of this offering shall be made only in accordance with Rule 903 or Rule 904 of Regulation
S or pursuant to an available exemption from the registration requirements of the 1993 Act.

         (h) purchaser is purchasing the Debentures for its own account and not on behalf of any U.S. person, and no sale has been prearranged with a purchaser in the United States.

         (i) Purchaser acknowledges that Purchaser in making the decision to purchase the Debentures subscribed for, has relied upon independent investigations made by it and its Purchaser representatives, if any and Purchaser and such representatives, if any, have, prior to any sale to it, been given access and the opportunity to examine all material books and records of the Company, all materials contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from Company or any person acting on its behalf concerning the terms and conditions of this offering. Purchaser and its representatives, if any, have been furnished with access to all publicly available materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debentures which have been requested. Purchaser and its representatives, if any, have received complete and satisfactory answers to any such inquiries.

     3.  Representations and Warranties:  The Company hereby acknowledges,
         ------------------------------
represents and warrants to and agrees with the Purchaser as follows:

         (a) The Company is a "Reporting Issuer." The Company has filed all reports required to be filed by Section 13 or 15 (d) of the Securities and Exchange Act of 1934 during the preceding 12 months and has been subject to such filing requirements for the past 90 days.

         (b)  The Offering is being made pursuant to SEC Regulation 230.903
(e)(2).

         (c) The Company will issue Debentures in the form of Exhibit "A" attached hereto.

         (d) The Company has the requisite corporate power and authority to enter into this Agreement and to sell and deliver the Securities; this Agreement and the issuance of the Securities have been duly and validly authorized by all necessary corporate action by the Company; this Agreement and the Debentures have been duly and validly executed and delivered by and on behalf of the Company, and are valid and binding agreements of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally.

         (e) The Shares issued upon conversion of the Debentures will contain no restrictive legend and will not be the subject of any stop transfer direction or order.

     5.  Miscellaneous:
         --------------

         (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at the Purchaser's address set forth on the signature page below.

         (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

         (c) All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties hereto require.

         (d) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (e) Upon execution of this Agreement by the Company, Purchaser shall wire funds to the Escrow Agent to be distributed in accordance with the Private Placement and Distribution Agreement.


     IN WITNESS WHEREOF, the purchaser has executed this Subscription Agreement on this 27th day of December, 1995.
        ----        --------

                                       PURCHASER:

                                         /s/ J. Mitchell Hull
                                       -----------------------------------------
                                         Signature and Title
                                          J. Mitchell Hull
                                              Director

ACCEPTED BY:
Allegiant Physician Services


By:      Tufsin
       -------------------------------

         Executive Vice President
Title:   & Chief Financial Officer
       -------------------------------

Dated:   12/27/95
       -------------------------------

                                  "EXHIBIT A"

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                      Allegiant Physician Services (ALPS)

           8% SUBORDINATED CONVERTIBLE DEBENTURE DUE December 27,1997
                                                     ----------------
                    Initial Issuance Date:  December 27,1995

No.                                                               U.S. $300,000
    ------                                                             --------

THIS DEBENTURE is one of a duly authorized issue of Debentures of Allegiant Physician Services (the "Company" or "ALPS"), a corporation duly organized and existing under the laws of the state of Delaware designated as its 8% Convertible Debenture Due December 27,1997, in an aggregate principal amount not exceeding $300,000.

FOR VALUE RECEIVED, the Company promises to pay to purchaser or the registered holder hereof (the "Holder"), or its registered assigns, for value received, the principal sum of Three Hundred Thousand Dollars ($300,000) on December 27, 1997,
                 ----------------------------------------
(the "Maturity Date"), and to pay interest on the principal sum outstanding from time to time in arrears on the Maturity Date at the rate of 8% per annum accruing from the date of initial issuance. Interest o the Debentures shall be computed on the basis of a year of twelve 30-day months. Accrual of interest shall commence on the first business day to occur after the date hereof until payment in full of the principal sum has been made or duly provided for. All accrued and unpaid interest shall bear interest at the same rate as the date of the interest payment until paid. The interest so payable will be paid on Maturity Date to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfer of the Debentures (the "Debenture register") on the tenth day prior to the Maturity Date; provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Offshore Securities Subscription agreement executed by the original Holder. The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time. The Company will pay the principal of and interest upon this Debenture on the Maturity Date, less any amounts required by law to be deducted, to the registered Holder of this Debenture as of the tenth day prior to the Maturity Date ad addressed to such Holder as the last address appearing on the Debenture Register. The forwarding of such check shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check less any amounts so deducted.

This Debenture is subject to the following additional provisions:

1. The Debentures are issuable in denominations of $100,000 and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the provisions of the United States income tax laws or other applicable laws at the time of such payments.

3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the U.S. Securities Act of 1933, as amended (the "Act"). Prior to due presentment for or transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4. The Holder of these Debentures is entitled, as its option, at any time commencing forty-one (41) days after the Closing Date (as hereinafter defined) until maturity hereof to convert the principal amount of these Debentures or any portion of the principal amount hereof which is at least Twenty-Five Thousand Dollars ($25,000) into shares of Common Stock of the Company ("Shares") at a conversion price equal to the lesser of (a) the Closing Market Price on the date
                          -------------
of Closing, or (b) 80% of the Market Price of the Company's Common Stock (such
                   ---
fixed price to be subject to appropriate adjustment in the event of any stock, split, dividend combination or similar event). For purposes of this section, the Market Price shall e the closing Market Price of the Common Stock on the date of conversion date, as reported by the Nation Association of Securities Automated Quotation System ("NASDAQ"). Such conversion shall be effectuated by surrendering the Debenture to be converted to the Company, with the form of conversion notice attached the debenture as Exhibit A, executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture, and accompanied, if required by the Company, by proper assignment hereof in blank. No amount of accrued but unpaid interest shall be subject to conversion, but interest accrued or accruing from the date of issuance to the date of conversion shall be waived by the Holder. No fraction of Shares scrip representing fractions of Shares will be issued on conversion, but the number of Shares issued shall be rounded to the nearest whole Share. The date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to the Company, or if earlier, the ate set forth in such notice of conversion if the Debenture is received by the Company within five business days thereafter. If the Debenture is converted all accrued and unpaid interest earned to that point will be forfeited.

5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place and rate, and in the coin or currency herein prescribed. This Debenture and all other

Debentures now or hereafter issued on similar terms are direct obligations of the Company. This Debenture ranks equally with all other Debentures now or hereafter issued under the terms set forth herein.

6. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

7. The Company agrees to pay all costs and expenses, including reasonable attorney's fees which may be incurred by Holder in collecting any amount under this Debenture.

8.  If one or more of the following described "Events of  Default" shall occur.

(a) The Company shall default in the payment of principal or interest on this Debenture; or

(b) Any of the representations or warranties made by the Company herein, in the Offshore Securities Subscription Agreement dated December 27, 1995 between the
                                                 -----------
Company and the Holder (the "Subscription Agreement"), or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

(c) The Company shall fail to perform or observe any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of seven (7) days after notice from the Holder of such failure, or

(d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

(e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without is consent and shall not be discharged within thirty (30) days after such appointment; or

(f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

(g) Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand Dollars ($200,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder, or

(h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

(i) cThe Company shall have its Common Stock delisted from an exchange or over-the-counter market.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any Debenture or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

9. For so long as any amount payable under this Debenture remains unpaid, the Company shall furnish to the Holder two copies of its annual and quarterly reports filed with the Securities and Exchange Commission ("SEC") pursuant to the Act, promptly upon filing with the SEC.

10. The Company covenants and agrees that all amounts due under this Debenture shall be paid in full, by conversion or otherwise, unless the Holder waives compliance in writing. The Company shall:

(a) Give prompt written notice to the Holder of any Event of Default as defined in this Debenture or of any other matter which has resulted in, or could reasonably be expected to result in, a materially adverse change in its financial condition of the Company.

(b) Give prompt notice to Holder of any claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a material adverse effect on the financial condition of the Company.

(c) At all times reserve and keep available of its authorized but unissued stock for the purpose of effecting the conversion of this Debenture such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the outstanding principal balance of this Debenture into Shares of Common Stock.

(d) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Debenture and

(i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or

(ii) in the case of mutilation, upon surrender and cancellation of this Debenture, the Company at its expense will execute and deliver a new Debenture, dated the date of the lost, stolen, destroyed or mutilated Debenture.

(e) The Company will file any notices required to be filed with the NASD or the SEC.

11. The Holder of this Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky laws or similar laws relating to the sale of securities.

12. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather voided, if possible, so that it is enforceable to the maximum extent possible, and validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

13. This Debenture constitutes the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived discharged or terminated other than by a written instrument signed by the Company and the Holder.

14. This Debenture shall be governed by and construed in accordance with the laws of the State of Georgia.

15. The initial Holder of this Debenture is Hull Overseas, Ltd. Charlotte House, Charlotte Street, Box N 9204 Nassau, Bahamas.

16.  As used herein the term "Closing Date" shall mean December 27,1995.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                            ALLEGIANT PHYSICIAN SERVICES

Dated:  December 27, 1995   By: \s\Tim Powers
                            Executive Vice President &
                            Chief  Financial Officer